UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

GUARDIAN VARIABLE PRODUCTS TRUST

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

	☒	No fee required.

	☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A

	(2)	Aggregate number of securities to which transaction applies: N/A

	(3)	Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	(4)	Proposed maximum aggregate value of transaction: N/A

	(5)	Total fee paid:

$0

☐	Fee paid previously with preliminary materials: N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A

	(2)	Form, Schedule or Registration Statement No.: N/A

	(3)	Filing Party: N/A

	(4)	Date Filed: N/A

GUARDIAN VARIABLE PRODUCTS TRUST

7 Hanover Square

New York, New York 10004

IMPORTANT NOTICE REGARDING THE INTERNET

AVAILABLITY OF INFORMATION STATEMENT

The Information Statement is available at http://prospectuses.guardianlife.com/VPT

August 21, 2017

You are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) because you are the owner of a variable annuity contract (“Contract”) issued by The Guardian Insurance & Annuity Company, Inc., and some or all of your Contract value is allocated to Guardian Mid Cap Traditional Growth VIP Fund (the “Fund”), a series of Guardian Variable Products Trust (the “Trust”). The Information Statement relates to the continued retention of Janus Capital Management LLC (“Janus”) as the Fund’s subadviser and the approval by the Board of Trustees of the Trust (the “Board”) of a new subadvisory agreement between Park Avenue Institutional Advisers LLC (“Park Avenue”), the Fund’s investment manager, and Janus with respect to the Fund.

This notice presents only an overview of the more complete Information Statement that is available to you on the Trust’s internet website and as otherwise described below. We encourage you to access and review all of the important information contained in the Information Statement. The Information Statement is for informational purposes only and you need not take any action.

As discussed in greater detail in the Information Statement, in anticipation of the change in control of the ultimate parent of Janus on May 30, 2017, and the resulting automatic termination of the then existing subadvisory agreement between Park Avenue and Janus with respect to the Fund, the Board considered and approved the new subadvisory agreement with Janus at a meeting held on March 1-2, 2017, to be effective upon the termination of the previous subadvisory agreement.

The U.S. Securities and Exchange Commission has issued an exemptive order that permits Park Avenue, on behalf of the Fund (and other series of the Trust) and subject to the approval of the Board, to retain certain subadvisers, including subadvisers that are not affiliated with Park Avenue (such as Janus), without shareholder approval. This authority is subject to certain conditions, including that shareholders be furnished with information about subadvisers and subadvisory agreements approved by the Board pursuant to the order. Accordingly, the purpose of the Information Statement is to furnish shareholders with more detailed information regarding the Board’s approval of the new subadvisory agreement with Janus.

The Information Statement will be available at http://prospectuses.guardianlife.com/VPT until at least 90 days from the date of this notice in lieu of mailing a paper copy. To view and print the Information Statement, access the above-listed website address for the Information Statement. A paper or email copy of the Information Statement will be available, free of charge, by telephone at 1-888-GUARDIAN (1-888-482-7342) or 1-800-221-3253 or by mail at: The Guardian Insurance & Annuity Company, Inc., Customer Service Office, P.O. Box 26210, Lehigh Valley, PA 18002 until on or about November 28, 2017. If you do not request a paper or email copy of the Information Statement by this date, you will not otherwise receive a paper or email copy. The Fund’s annual report is available (and semi-annual report will be available) upon request, without charge, by making a request in writing to The Guardian Insurance & Annuity Company, Inc., Customer Service Office, P.O. Box 26210, Lehigh Valley, PA 18002 or by calling 1-888-GUARDIAN (1-888-482-7342) or 1-800-221-3253.

Please note that we may mail only one copy of this Notice to a household, if more than one person in that household is a contract owner with an investment allocation in the Fund.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a paper copy.

GUARDIAN VARIABLE PRODUCTS TRUST

7 Hanover Square

New York, New York 10004

August 21, 2017

To Contract Owners invested in Guardian Mid Cap Traditional Growth VIP Fund (the “Fund”):

Effective May 30, 2017, Henderson Group plc (“Henderson”) and Janus Capital Group Inc. (“Janus Capital”) closed a transaction to merge both companies (the “Merger”), resulting in a combined publicly-traded company named Janus Henderson Group plc (“Janus Henderson”). As a result of the Merger, the Fund’s subadviser, Janus Capital Management LLC (“Janus”), formerly a subsidiary of Janus Capital, is now a subsidiary of Janus Henderson. The Merger resulted in a change of control of Janus and an automatic termination of the then existing subadvisory agreement between Park Avenue Institutional Advisers LLC (“Park Avenue”), the Fund’s investment manager, and Janus with respect to the Fund (the “Prior Agreement”), as is required by the Investment Company Act of 1940, as amended. In anticipation of the Merger, at a meeting held on March 1-2, 2017, the Board of Trustees (the “Board”) of Guardian Variable Products Trust approved the continued retention of Janus as the Fund’s subadviser and approved a new subadvisory agreement between Park Avenue and Janus with respect to the Fund (the “New Agreement”), subject to the closing of the Merger. The New Agreement became effective as of May 30, 2017 and the terms of the New Agreement are substantially identical to the Prior Agreement, including with respect to the fee payable to Janus by Park Avenue. Shareholder approval of the continued retention of Janus as subadviser and the New Agreement is not required. This Information Statement is for informational purposes only and you need not take any action.

Park Avenue will remain the Fund’s investment manager and will continue to oversee and supervise Janus’ portfolio management of the Fund, including making the specific decisions about buying, selling and holding securities.

You are receiving this Information Statement because you are the owner of a variable annuity contract (“Contract”) issued by The Guardian Insurance & Annuity Company, Inc., and some or all of your Contract value is allocated to the Fund. For ease of reference, such Contract owners may also be referred to as “shareholders” of the Fund.

This package contains more information about Janus, Janus Henderson and the Fund, including information regarding the Merger and the actions taken by the Board. Please review this information and call us toll-free at 1-888-GUARDIAN (1-888-482-7342) or your financial intermediary with any questions. Please note that no proxy is required. We are not asking you for a proxy and you are not requested to send us a proxy.

Thank you for your continued investment in the Fund.

Sincerely,

/s/ Douglas Dubitsky

Douglas Dubitsky

President

Guardian Variable Products Trust

IMPORTANT INFORMATION

FOR THE SHAREHOLDERS OF

GUARDIAN MID CAP TRADITIONAL GROWTH VIP FUND

Pursuant to the terms of an exemptive order (“Order”) received from the U.S. Securities and Exchange Commission, this document is an Information Statement and is being furnished to you because you are the owner of a variable annuity contract (“Contract”) issued by The Guardian Insurance & Annuity Company, Inc., a Delaware corporation, and some or all of your Contract value is allocated to Guardian Mid Cap Traditional Growth VIP Fund (the “Fund”), a series of Guardian Variable Products Trust (the “Trust”). Park Avenue Institutional Advisers LLC (“Park Avenue”) serves as the investment manager for the Fund.

The Order permits Park Avenue, on behalf of the Fund (and other series of the Trust) and subject to the approval of the Board of Trustees of the Trust (the “Board”), to retain certain subadvisers, including subadvisers that are not affiliated with Park Avenue (an “unaffiliated subadviser”), without shareholder approval. This authority is subject to certain terms and conditions.

Pursuant to the terms of the Order, if Park Avenue retains, and the Board approves, an unaffiliated subadviser for the Fund, the Fund must provide shareholders with certain information about the subadviser and the subadvisory agreement within 90 days of such retention. In this case, the Fund is providing you with this information because the merger of Janus Capital Group, Inc. (“Janus Capital”), the parent company of the Fund’s subadviser, Janus Capital Management, LLC (“Janus”), with Henderson Group plc (“Henderson”) (the “Merger”), constituted a change of control of Janus, an unaffiliated subadviser, and resulted in an automatic termination of the then existing subadvisory agreement between Park Avenue and Janus with respect to the Fund (the “Prior Agreement”), as is required by the Investment Company Act of 1940, as amended (“1940 Act”). In anticipation of the Merger, at a meeting held on March 1-2, 2017, the Board approved the continued retention of Janus as the Fund’s subadviser and approved a new subadvisory agreement between Park Avenue and Janus with respect to the Fund (“New Agreement”), subject to the closing of the Merger. The New Agreement became effective as of May 30, 2017 and the terms of the New Agreement are substantially identical to the Prior Agreement, including with respect to the fee payable to Janus by Park Avenue.

This Information Statement provides you with more information about the Merger and the New Agreement. Importantly, Park Avenue believes that the acquisition will not have any material impact on the management of the Fund or its investment portfolio.

Park Avenue will remain the Fund’s investment manager and will continue to oversee and supervise Janus’ portfolio management of the Fund, including making the specific decisions about buying, selling and holding securities.

The Trust will mail a Notice of Internet Availability for this information statement on or about August 25, 2017 to Contract owners with Contract value allocated to the Fund as of May 30, 2017 (the “Record Date”). For ease of reference, such Contract owners may also be referred to as “shareholders” of the Fund. Janus, not the Fund, will bear the expenses incurred in connection with preparing and mailing this Information Statement.

As of the Record Date, the number of Fund shares issued and outstanding was as follows: 1,668,200.506

Information about shareholders who owned of record or beneficially more than 5% of shares of the Fund as of the Record Date is set forth in Appendix A. To the knowledge of Park Avenue, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund as of the Record Date.

NO PROXY IS REQUIRED.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

BOARD CONSIDERATIONS FOR THE CONTINUED RETENTION OF

JANUS AS SUBADVISER TO THE FUND

Section 15(c) of the 1940 Act requires that a fund’s investment advisory and sub-advisory agreements be approved initially by the fund’s board of trustees. Any such agreement must be approved by a vote of a majority of the trustees, including a majority of trustees who are not parties to the agreement or “interested persons” (as defined in the 1940 Act) of a party to the agreement at an in-person meeting of the board called for the purpose of voting on such approval. Any such agreement must also provide for its automatic termination in the event of its “assignment” (within the meaning of the 1940 Act).

At a meeting of the Board held on August 8-9, 2016, the Board considered and initially approved a proposed subadvisory agreement between Park Avenue and Janus with respect to the Fund. The parent company of Janus subsequently entered into a merger agreement with Henderson that, if consummated, would result in a change in control (i.e., an assignment) and the automatic termination of the subadvisory agreement with Janus (the “Prior Agreement”). In anticipation of this occurrence, the Board considered and approved the New Agreement at a meeting held on March 1-2, 2017. The Trustees, including Trustees who are not parties to the New Agreement or “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”), unanimously approved the continued retention of Janus and the New Agreement, to take effect upon the termination of the Prior Agreement.

The Board is responsible for overseeing the management of the Fund. In determining whether to approve the continued retention of Janus and the New Agreement, the Trustees evaluated information and factors that they considered to be relevant and appropriate through the exercise of their own business judgment, including information presented to the Trustees in connection with the consideration and approval of the Prior Agreement at the August 2016 meeting. The Trustees considered certain information and factors in light of advice furnished to them by legal counsel to the Trust and, in the case of the Independent Trustees, their independent legal counsel. In advance of the meeting held on March 1-2, 2017, the Trustees received materials and information designed to assist their consideration of the New Agreement, including written responses from Janus to a series of questions and formal requests for information encompassing a wide variety of topics.

At the meeting held on March 1-2, 2017, a representative of Janus presented to the Board and responded to questions about, among other things, the anticipated merger transaction and the New Agreement. During the course of their deliberations, the Independent Trustees met to discuss and evaluate the New Agreement in executive session with their independent legal counsel, outside of the presence of the Trustees who are not Independent Trustees and representatives from Fund management, Park Avenue and Janus.

In reaching its decisions to approve the continued retention of Janus and the New Agreement, the Board took into account the materials and information described above as well as other materials and information provided to the Board and discussed with and among the Trustees. The Board also took into account representations from Janus and Park Avenue that the merger transaction and change in control is not expected to materially impact the level and quality of services provided to the Fund, and Janus would bear all of the Fund’s costs associated with the change in control. The Board considered that the Manager is authorized to act as a “manager of managers,” which allows the Board to retain unaffiliated sub-advisers (and certain affiliated sub-advisers) without the approval of Fund shareholders. Individual Trustees may have given different weight to different factors and information with respect to the New Agreement, and the Trustees did not identify any single factor or information that, in isolation, would be controlling in deciding to continue to retain Janus and approve the New Agreement.

The discussion below is intended to summarize the broad factors that figured prominently in the Board’s decisions to continue to retain Janus and approve the New Agreement rather than to be all-inclusive. These broad factors include: (i) the nature, extent and quality of the services to be provided to the Fund by Janus; (ii) the investment performance of the Fund and accounts managed by Janus with strategies similar to the Fund; (iii) the fees to be charged and estimated profitability; (iv) the extent to which economies of scale may in the future exist for the Fund, and the extent to which the Fund may benefit from future economies of scale; and (v) any other benefits anticipated to be derived by Janus (or its affiliates) from its relationships with the Fund.

Nature, Extent and Quality of Services

The Board considered information regarding the nature, extent and quality of services to be provided to the Fund by Janus, including information provided to the Board in connection with its approval of the Prior Agreement. The Board also considered, among other things, the range of investment advisory services currently provided and to be provided by Janus under the oversight of the Manager and took into account that the terms of the New Agreement and the Prior Agreement would be identical with respect to the nature, extent and quality of services. In evaluating these investment advisory services, the Board considered, among other things, Janus’ investment philosophy, style and process and approach to managing risk. The Board received and evaluated information regarding the background, education, expertise and/or experience of the investment professionals that would serve as portfolio managers for the Fund and the capabilities, resources and reputation of Janus. The Board took into account that the composition of the portfolio management team was expected to be unaffected by the change in control.

Based upon these considerations, the Board concluded, within the context of their full deliberations, that the nature, extent and quality of services to be provided to the Fund by Janus continued to be appropriate.

Investment Performance

The Board did not review the investment performance of the Fund in connection with the approval of the Prior Agreement in August 2016 because the Fund had not yet commenced operations. The Board considered historical performance information, including information provided to the Board in connection with its approval of the Prior Agreement, with respect to funds or accounts managed by Janus with similar investment strategies as the Fund, as well as Janus’ historical performance records compared to a relevant benchmark. The Board also considered information about the Fund’s actual performance that is provided to the Board in connection with its regularly scheduled meetings, including comparisons to its benchmark and peer groups. The Board considered the Fund’s short operational history. The Board concluded that the historical performance records available and the Fund’s actual performance since inception, viewed together with the other relevant factors and information considered by the Trustees, supported a decision to approve the continued retention of Janus and the New Agreement.

Costs and Profitability

The Board considered the proposed sub-advisory fee to be paid under the New Agreement and evaluated the reasonableness of the fee, taking into account that the fees under the New Agreement would be the same as those under the Prior Agreement and that the Fund’s expenses are not expected to increase as a result of the termination of the Prior Agreement and the implementation of the New Agreement. The Board also considered information provided to it in connection with its approval of the Prior Agreement, including that the fees to be paid to Janus would be paid by Park Avenue and not the Fund and that Park Avenue had negotiated the fees with Janus at arm’s-length. Based on the consideration of the information and factors summarized above, as well as other relevant information and factors, the Board concluded that the sub-advisory fees continued to be reasonable in light of the nature, extent and quality of services expected to be rendered to the Fund by Janus.

Economies of Scale

The Board considered the extent to which economies of scale may be shared as assets grow based on proposed sub-advisory fee breakpoints that are designed to appropriately reduce fee rates as assets increase. The Board noted that there were no changes to the breakpoints in the New Agreement. The Trustees concluded that they continued to be satisfied with the extent to which economies of scale would be shared for the benefit of shareholders based on anticipated asset levels.

Ancillary Benefits

The Board considered the potential benefits, other than sub-advisory fees, that Janus and its affiliates may receive because of their relationships with the Fund, including the potential increased ability to use soft dollars consistent with Trust policies and other benefits from increases in assets under management. The Board concluded that the benefits that may accrue to Janus and its affiliates continue to be consistent with those expected for a sub-adviser to a mutual fund such as the Fund.

Conclusion

Based on a comprehensive consideration and evaluation of all of the information and factors summarized above, among others, the Board as a whole, including the Independent Trustees, unanimously approved the continued retention of Janus and the New Agreement.

IMPACT OF CONTINUED RETENTION OF JANUS UNDER THE NEW AGREEMENT

The continued retention of Janus under the New Agreement is not expected to have any effect on shareholders of the Fund. In particular, there are no differences between the terms of the New Agreement and those of the Prior Agreement, except for the dates of execution. There were no changes to the level of services that Janus is obligated to provide to the Fund or the fees payable to Janus by Park Avenue for those services. Janus has informed Park Avenue that it does not anticipate any changes in the portfolio managers or the portfolio management teams of the Fund as a result of the change of control of Janus. Further, there are no changes currently contemplated to the Fund’s investment objective, goals or strategies.

INFORMATION ABOUT JANUS AND JANUS HENDERSON GROUP PLC

Janus is located at 151 Detroit Street, Denver, CO 80206. Janus was established as an investment adviser in 1969 and serves as investment adviser and subadviser for a number of mutual funds and provides separate account advisory services. Janus is a wholly-owned subsidiary of Janus Henderson Group plc (“Janus Henderson”). Janus Henderson is located at 201 Bishopsgate, London, EC2M 3AE, United Kingdom. As of May 30, 2017, Janus Henderson managed approximately $ 330.8 billion in assets.

Janus made no trading commission payments to affiliated broker-dealers during the Fund’s last fiscal year.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Janus, or otherwise have any material direct or indirect interest in Janus or any person controlling, controlled by or under common control with Janus. In addition, since January 1, 2017, the beginning of the Trust’s current fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any material transaction or material proposed transaction to which Janus, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

Certain information on each of Janus’s executive officers is listed below and has been provided to us by Janus. The address of each executive officer, unless otherwise noted, is 151 Detroit Street, Denver, CO 80206.

Name	Position(s) with Janus

George Gatch	Director, Chairman, Managing Director

Lawrence Unrein	Director, CIO-Global Head of Private Equity, Managing Director

Martin Porter	CIO-Global Head of Equities & Balanced Group, Managing Director

Scott Richter	Secretary, Managing Director

Joseph Azelby	Director, CIO-Global Head of Real Estate, Managing Director

Paul Quinsee	Director, Managing Director

Robert Young	Director, COO, Managing Director

Craig Sullivan	Director, Treasurer, CFO, Managing Director

Andrew Powell	Director, Managing Director

John Donohue	Director, President, CEO, Managing Director

Douglas Wurth	Director, Global Product Head, Managing Director

Joy Dowd	Director, Control Officer Executive, Managing Director

Jedediah Laskowitz	Director, Global Product Head, Managing Director

Robert Michele	Director, Investment Team Head, Managing Director

Michael O’Brien	Director, Global Product Head, Managing Director

Joseph Sanzone	Chief Compliance Officer, Executive Director

Day-to-day management of the Fund is the responsibility of the following co-portfolio managers:

Brian Demain, CFA

Mr. Demain is a Portfolio Manager of the Fund, a position he has held since the Fund’s inception in September 2016. Mr. Demain joined Janus in July 1999 as an Equity Research Analyst. From July 1999 to October 2007, Mr. Demain served as an Equity Research Analyst, focusing on companies in the media and communications sectors and from 2004 to 2007 he led the Communications Sector Research Team. Mr. Demain received his bachelor’s degree in economics from Princeton University. Mr. Demain holds the Chartered Financial Analyst designation.

Cody Wheaton, CFA

Mr. Wheaton is a Portfolio Manager of the Fund, a position he has held since the Fund’s inception in September 2016. Mr. Wheaton joined Janus Capital in 2001 as a research analyst. Mr. Wheaton holds Bachelor of Arts degrees in Economics and Government from Dartmouth College. Mr. Wheaton holds the Chartered Financial Analyst designation.

In addition to acting as the subadviser to the Fund, Janus also acts as subadviser to the funds and other managed accounts listed in the table below. The investment objective of each of these funds and accounts is similar to the Fund’s.

COMPARABLE ACCOUNTS	AUM	CONTRACTUAL FEE (INCLUDING BREAKPOINTS)
Enterprise Fund - I Share Class	$13,033.9 million	Total Net Expenses = 0.78%
VIT Enterprise Portfolio - Institutional	$979.3 million	Total Net Expenses = 0.74%
Subadvised Account A	$152.3 million	First $50 million = 0.44 Over $50 million = 0.40	% %
Subadvised Account B	$821.5 million	First $500 million = 0.40 Over $500 million = 0.35	% %
Subadvised Account C	$786.6 million	First $500 million = 0.375 Next $500 million = 0.34 Over $1 billion = 0.32	% % %

Separate Account A	$111.1 million	First $100 million = 0.65 Next $100 million = 0.60 Over $200 million = 0.55	% % %
Separate Account B	$208.1 million	First $150 million = 0.48 Over $150 million = 0.45	% %
Separate Account C	$309.9 million	First $100 million = 0.55 Over $100 million = 0.50	% %
Separate Account D	$28.1 million	First $100 million = 0.65 Next $100 million = 0.60 Over $200 million = 0.55	% % %
Mid Cap Growth SMA	$568.4 million	First $25 million = 0.70 Over $25 million = 0.65	% %

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES,

AND PRINCIPAL RISKS OF THE FUND

Investment Objective

The Fund seeks long-term growth of capital.

Principal Investment Strategies

The Fund invests primarily in common stocks selected for their growth potential. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at the time of investment) in equity securities, or other investments with similar economic characteristics, of mid-capitalization companies. Janus defines mid-capitalization companies as companies with market capitalizations similar to companies in the Russell Midcap Growth Index® (the “Index”) at the time of purchase. Although expected to change frequently, the market capitalization range of the Index was approximately $2.4 billion to $57 billion as of December 31, 2016. The Fund may also invest in foreign securities.

Janus applies a “bottom-up” approach in choosing investments. In other words, Janus looks at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Fund’s investment policies.

Principal Investment Risks

The risks summarized below are the principal risks of investing in the Fund. There is no guarantee that the Fund will achieve its investment objective and it is possible to lose money by investing in the Fund.

Active Trading Risk. The Fund may actively and frequently trade portfolio securities, which may lead to higher transaction costs that may negatively affect the Fund’s performance.

Equity Securities Risk. The price or value of the Fund’s investments in a company’s equity securities, such as common or preferred stock, may rise or fall rapidly or unpredictably and are subject to real or perceived changes in the company’s financial condition and overall market and economic conditions. Equity securities are normally more volatile than fixed-income investments. Common stocks generally represent the riskiest investment in a company and preferred stocks generally rank junior to a company’s debt with respect to dividends, which the company may or may not declare.

Foreign Investment and Currency Risk. Foreign investments, or exposure to foreign markets, present greater risks than investing in securities of U.S. issuers. Foreign securities are particularly susceptible to liquidity and valuation risk and may be especially volatile. These investments are subject to additional risks, including: smaller markets; differing reporting, accounting, and auditing standards; nationalization, expropriation, or confiscatory taxation;

foreign currency fluctuations, currency blockage, or replacement; potential for default on sovereign debt; or political changes or diplomatic developments, which may include the imposition of economic sanctions or other measures by the United States or other governments and supranational organizations. The Fund’s foreign investments that are denominated in or provide exposure to a foreign currency may be negatively affected by a decline in the foreign currency’s value relative to the U.S. dollar. The value of foreign currencies may fluctuate quickly and significantly.

Investment Style Risk. Different investment styles tend to perform differently and shift in and out of favor depending on changes in market and economic sentiment and conditions. Securities of “growth” companies may be more volatile than other stocks and may involve special risks. If Janus’ perception of a company’s growth potential is not realized, the securities purchased may not perform as expected and may be out of favor for an extended period of time, reducing the Fund’s returns. Thus, the Fund may underperform other equity funds that employ a different investment style during such periods.

Issuer Risk. The Fund’s investments may be adversely affected by a number of factors that directly relate to the issuer of securities held by the Fund, such as its earnings prospects and overall financial position. In addition, an issuer in which the Fund invests, or to which it has exposure, may perform poorly because of poor management decisions or other events, conditions, or factors, which could also negatively affect the Fund.

Liquidity and Valuation Risk. The Fund’s investments may be difficult to sell at a favorable time or price. To meet redemption requests or otherwise raise cash, the Fund may be forced to sell investments at a disadvantageous time and/or price. In addition, it may be difficult for the Fund to accurately value investments or purchase or sell investments within a reasonable time at the price at which it has been valued for purposes of the Fund’s net asset value. Certain investments, including thinly-traded securities (generally defined as securities for which there is little or no trading in the secondary market), are particularly susceptible to liquidity and valuation risk.

Management Risk. The Fund is actively managed by Janus. There is no guarantee that the Janus’ investment techniques, risk analysis, and judgment implemented in making investment decisions for the Fund will be accurate or will produce the desired outcome. As a result, the Fund may be adversely affected and may underperform its benchmark index or funds with similar investment objectives.

Market Risk. The financial and securities markets are volatile and may be affected by political, regulatory, social, or economic developments, which may negatively affect issuers, industries and markets worldwide and adversely affect the Fund. The price or value of the Fund’s investments may decline and will fluctuate, sometimes rapidly and unpredictably, in response to general market conditions or other factors. Different sectors of the market, issuers, and security types may react differently to such developments.

Mid-Capitalization Company Risk. Securities of mid-capitalization companies may be more speculative, volatile and less liquid than securities of large-capitalization companies. Mid-capitalization companies tend to have limited product and market diversification and financial resources, which may negatively affect their performance. In addition, mid-capitalization companies may have less experienced management and be more vulnerable to adverse developments than larger companies.

New/Small Fund Risk. The Fund recently commenced operations and has limited operating history and started operations with a small asset base. There can be no assurance that the Fund will be successful or grow to or maintain a viable size.

TERMS OF THE NEW AGREEMENT

There are no differences between the terms of the New Agreement and those of the Prior Agreement, except for the dates of execution. There were no changes to the level of services that Janus is required to provide to the Fund or the fees payable to Janus by Park Avenue for those services. The New Agreement will continue in force for an initial period until April 30, 2018, unless sooner terminated as provided in the New Agreement. Thereafter, like the Prior Agreement, the New Agreement will continue in force from year to year so long as it is specifically approved by the Board or shareholders of the Fund at least annually in the manner required by the 1940 Act.

Also, like the Prior Agreement, the New Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination or assignment of the Fund’s management agreement with Park Avenue and may be terminated by Park Avenue or Janus at any time without payment of any penalty on sixty days’ prior written notice to the other party and the Fund. The New Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) on sixty days’ prior written notice to Janus and Park Avenue.

The Prior Agreement was dated as of August 8, 2016, and was approved by the sole initial shareholder of the Fund on August 30, 2016 in connection with its initial approval.

MANAGEMENT AND SUBADVISORY FEES

Under the terms of the Investment Management Agreement between Park Avenue and the Trust, on behalf of the Fund, the Fund pays Park Avenue a management fee that is equal to an annual percentage of the Fund’s average daily net assets as follows: 0.80% on assets up to $100 million; 0.75% on assets from $100 to $300 million; and 0.73% on assets over $300 million.

Pursuant to the New Agreement, Park Avenue is required to pay Janus subadvisory fees at the following annual percentage rates: 0.44% of the first $50 million in assets and 0.40% over $50 million in assets. The annual subadvisory fees paid to Janus under the New Agreement are the same as those paid to Janus under the Prior Agreement.

For the period from the Fund’s inception on September 1, 2016 through the fiscal year ended December 31, 2016, the aggregate advisory fees paid by the Fund to Park Avenue for services rendered to the Fund were $29,551 and the subadvisory fees paid by Park Avenue to Janus for services rendered to the Fund were $16,253. All fees due to Janus under the New Agreement are paid by Park Avenue and are not additional expenses to the Fund.

As described in the Fund’s prospectus, Park Avenue has contractually agreed through April 30, 2018 to waive certain fees and/or reimburse certain expenses incurred by the Fund to the extent necessary to limit the Fund’s Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement to 1.09% of the Fund’s average daily net assets (excluding, if applicable, any acquired fund fees and expenses, taxes, interest, transaction costs and brokerage commissions, litigation and extraordinary expenses).

THERE WILL BE NO INCREASE IN ADVISORY FEES PAID BY THE FUND TO PARK AVENUE IN CONNECTION WITH THE CONTINUED RETENTION OF JANUS AS THE SUBADVISER TO THE FUND.

GENERAL INFORMATION

The Trust will furnish, without charge, to any Contract owner, upon request, a printed version of the Fund’s most recent annual report to shareholders. Such requests may be directed to the Trust by writing to The Guardian Insurance & Annuity Company, Inc., Customer Service Office, Box 26210, Lehigh Valley, PA 18002, by calling toll free at 1-888-GUARDIAN (1-888-482-7342) or 1-800-221-3253. Copies of the annual report are also available on guardianlife.com.

Park Avenue serves as the investment manager to the Fund. The principal executive offices of Park Avenue and the Fund are located at 7 Hanover Square, New York, New York 10004.

The Fund’s distributor is Park Avenue Securities LLC, 7 Hanover Square, New York, New York 10004. State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111-2900, is the Fund’s custodian and provides certain administrative services.

APPENDIX A

As of the Record Date, The Guardian Insurance & Annuity Company, Inc. (“GIAC”) owned of record or beneficially 5% or more of the outstanding shares of Guardian Mid Cap Traditional Growth VIP Fund. Shareholders holding greater than 25% or more of the Fund are considered “controlling persons” of the Fund under the 1940 Act. As of the Record Date, GIAC was the record holder of 100% of the shares of the Fund held on behalf of Contract owners. As of the Record Date, GIAC beneficially owned 59.94% of the Fund’s shares for its own account.